As filed with the Securities and Exchange Commission on March 10, 2008

File No. 001-33794

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

BATESVILLE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)
(Name to be changed to Hillenbrand, Inc.)

Indiana (State or Other Jurisdiction of Incorporation or Organization)	26-1342272 (I.R.S. Employer Identification No.)
One Batesville Boulevard Batesville, Indiana (Address of Principal Executive Offices)	47006 (Zip Code)

Registrant’s telephone number, including area code: 812-934-7500

Copies of correspondence to:

John R. Zerkle Batesville Holdings, Inc. One Batesville Boulevard Batesville, Indiana 47006 (812) 931-3832	Patrick D. de Maynadier Hillenbrand Industries, Inc. 1069 State Route 46 East Batesville, Indiana 47006 (812) 931-2304	Charles H. Still, Jr. Bracewell & Giuliani LLP 711 Louisiana Street, Suite 2300 Houston, Texas 77002-2770 (713) 221-3309

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, without par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act
None
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer
☑ Non-accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Certain of the information required in this registration statement is included in the information statement filed as Exhibit 99.1 to this registration statement, as specified below.

Item 1.	Business.

The information required by this item is contained in the information statement under the headings “Business and Properties,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Where You Can Find More Information” and “Index to Combined Financial Statements” (and in the financial statements referenced therein) and is incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained in the information statement under the heading “Risk Factors” and is incorporated herein by reference

Item 2.	Financial Information.

The information required by this item is contained in the information statement under the headings “Selected Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and is incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained in the information statement under the heading “Business and Properties” and is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained in the information statement under the heading “Security Ownership of Certain Beneficial Owners and Management” and is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained in the information statement under the heading “Management” and is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained in the information statement under the headings “Management” and “Executive Compensation” and is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained in the information statement under the headings “Arrangements between Original Hillenbrand and New Hillenbrand,” “Management” and “Transactions with Related Persons” and is incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained in the information statement under the heading “Business and Properties — Legal Proceedings” and is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained in the information statement under the headings “The Separation,” “Dividend Policy” and “Shares Eligible for Future Sale” and is incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

On November 1, 2007, in connection with the organization of the registrant, the registrant issued 100 shares of its common stock to Hillenbrand Industries, Inc. for aggregate consideration of $1,000. These shares of common stock were issued without registration under the Securities Act of 1933, as amended, in reliance on the exemption provided by Section 4(2) of that Act. The registrant has not sold any other securities.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained in the information statement under the heading “Description of New Hillenbrand Capital Stock” and is incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained in the information statement under the heading “Description of New Hillenbrand Capital Stock — Limitation on Liability of Directors and Indemnification of Directors and Officers” and is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained in the information statement under the headings “Unaudited Pro Forma Combined Financial Statements” and “Index to Combined Financial Statements” (and in the financial statements and schedule referenced therein) and is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a) The information required by this item is contained in the information statement under the heading “Index to Combined Financial Statements” and is incorporated herein by reference.

Schedules not mentioned in the incorporated information have been omitted because the information required to be set forth therein is not applicable or the information is otherwise included in the financial statements or notes thereto.

(b) The Exhibit Index that follows the signature page sets forth the documents that are filed as exhibits hereto and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment no. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BATESVILLE HOLDINGS, INC.

By:	/s/ John R. Zerkle
Name:     John R. Zerkle

Title:	Senior Vice President, General Counsel
and Secretary

Dated: March 10, 2008

EXHIBIT INDEX

Exhibit
Number		Exhibit Description

2	.1**	Form of Distribution Agreement by and between Hillenbrand Industries, Inc. and Batesville Holdings, Inc.
3	.1*	Form of Restated and Amended Articles of Incorporation of Batesville Holdings, Inc.
3	.2*	Form of Amended and Restated Code of By-laws of Batesville Holdings, Inc.
10	.1*	Form of Tax Sharing Agreement between Hillenbrand Industries, Inc. and Batesville Holdings, Inc.
10	.2**	Form of Employee Matters Agreement between Hillenbrand Industries, Inc. and Batesville Holdings, Inc.
10	.3**	Form of Judgment Sharing Agreement between Hillenbrand Industries, Inc., Batesville Holdings, Inc. and Batesville Casket Company, Inc.
10	.4**	Form of Employment Agreement between Batesville Holdings, Inc. and Kenneth A. Camp
10	.5**	Form of Employment Agreement between Batesville Holdings, Inc. and Cynthia L. Lucchese
10	.6**	Form of Employment Agreement between Batesville Holdings, Inc. and John R. Zerkle
10	.7**	Form of Employment Agreement between Batesville Services, Inc. and certain officers, including Michael L. DiBease and Douglas I. Kunkel
10	.8**	Form of Change in Control Agreement between Batesville Holdings, Inc. and Kenneth A. Camp
10	.9**	Form of Change in Control Agreement between Batesville Holdings, Inc. and certain executive officers, including the named executive officers other than Kenneth A. Camp
10	.10**	Form of Indemnity Agreement between Batesville Holdings, Inc. and certain executive officers, including the named executive officers
10	.11**	Form of Indemnity Agreement between Batesville Holdings, Inc. and its non-employee directors
10	.12**	Batesville Holdings, Inc. Stock Incentive Plan
10	.13**	Batesville Holdings, Inc. Board of Directors’ Deferred Compensation Plan
10	.14**	Batesville Holdings, Inc. Short-Term Incentive Compensation Plan
10	.15**	Batesville Holdings, Inc. Supplemental Executive Retirement Plan
10	.16**	Batesville Holdings, Inc. Executive Deferred Compensation Program
14	.1**	Form of Code of Ethical Business Conduct
21	.1**	Subsidiaries of Batesville Holdings, Inc.
99	.1**	Information Statement, subject to completion, dated March 10, 2008
99	.2*	Corporate Governance Standards for Board of Directors
99	.3*	Charter of Audit Committee of Board of Directors
99	.4*	Charter of Nominating/Corporate Governance Committee of Board of Directors
99	.5*	Charter of Compensation and Management Development Committee of Board of Directors
99.6		Plaintiffs’ First Amended Consolidated Class Action Complaint, dated October 12, 2005, In re Funeral Consumers Antitrust Litigation (Incorporated by reference to Exhibit 99.1 to Hillenbrand Industries, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2006)
99.7		Plaintiffs’ First Amended Class Action Complaint, dated October 21, 2005, Pioneer Valley Casket Co., Inc. et al. v. Service Corporation International et al. (Incorporated by reference to Exhibit 99.2 to Hillenbrand Industries, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2006)

*	Previously filed.

**	Filed herewith